UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information in Item 1.02 below is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

On November 8, 2012, XenoPort, Inc. (the “Company” or “XenoPort”) reached an agreement with Glaxo Group Limited (“GSK”) to terminate that certain Amended and Restated Development and Commercialization Agreement, dated November 7, 2010, between the Company and GSK (the “Collaboration Agreement”). Pursuant to the Collaboration Agreement, the Company had granted to GSK exclusive commercialization and certain development rights in the United States to gabapentin enacarbil, known in the United States by the trade name Horizant® (gabapentin enacarbil) Extended-Release Tablets. Under the terms of the Collaboration Agreement, the Company was eligible to receive a total of $312.5 million in aggregate clinical and regulatory event-based milestone payments and up to an additional $290.0 million in milestone payments upon the achievement of specified sales levels, and also shared losses or any profits with GSK on sales of Horizant in the United States.

The termination of the Collaboration Agreement was effected pursuant to a Termination and Transition Agreement entered into between the parties on November 8, 2012 (the “Termination Agreement”), with the termination of the Collaboration Agreement effective on that date. The Termination Agreement also provides for a mutual release of claims and resolves all ongoing litigation between the parties.

Under the terms of the Termination Agreement, during a transition period that will end on April 30, 2013 (the “Transition Period”), GSK will continue to exclusively commercialize, promote, manufacture and distribute Horizant in the United States. XenoPort will not be responsible for any losses associated with the terminated Collaboration Agreement, is no longer eligible to receive any further milestone payments from GSK provided for under the terminated Collaboration Agreement and will not receive any revenue or incur any losses from GSK’s sales of Horizant during the Transition Period. GSK will also continue to fully fund the costs associated with the management and conduct of clinical studies initiated by GSK prior to the date of the Termination Agreement. In addition, prior to the end of the Transition Period, GSK will provide to XenoPort inventory of gabapentin enacarbil in GSK’s possession that is not required for use by GSK in the manufacture of Horizant. In exchange for such inventory, XenoPort will make annual payments to GSK of $1.0 million for six years beginning in 2016. Following the Transition Period, XenoPort will assume all responsibilities for further development, manufacturing and commercialization of Horizant in the United States. GSK has also agreed that, if requested by XenoPort, GSK will continue to supply Horizant tablets to XenoPort for up to an additional six months following the Transition Period on pricing terms established under the Termination Agreement and to be further memorialized in a supply agreement to be entered into between the parties.

Pursuant to a separate Stock Purchase Agreement entered into between the parties on November 8, 2012 (the “Purchase Agreement”), GSK purchased $20.0 million of common stock of XenoPort on November 9, 2012 (the “Closing Date”), or an aggregate of 1,841,112 shares (the “Initial Shares”) at $10.863 per share, which per share price represents a 12.5 percent premium to the average of the closing prices of XenoPort’s common stock for the 10 trading days prior to October 31, 2012. In addition, XenoPort was granted the option (the “Put Option”), exercisable during the period for six months from the Closing Date, to require GSK to purchase up to an additional $20.0 million of common stock of XenoPort at a 12.5 percent premium to the average of the closing prices of XenoPort’s common stock for the 10 trading days prior to the day XenoPort notifies GSK of its decision to exercise this option. On November 9, 2012, XenoPort exercised the Put Option in full and notified GSK of the same. Pursuant to the terms of the Purchase Agreement, GSK will purchase an additional 2,190,100 shares (the “Put Shares” and together with the Initial Shares, the “Shares”) at $9.132 per share, which per share price represents a 12.5 percent premium to the average of the closing prices of XenoPort’s common stock for the 10 trading days prior to November 9, 2012. The closing of the purchase and sale of the Put Shares is expected to occur on or prior to December 10, 2012.

The foregoing is only a brief description of the material terms of the Collaboration Agreement, the Termination Agreement and the Purchase Agreement, does not purport to be complete, and is qualified in its entirety by reference to (i) the Collaboration Agreement that was filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 29, 2012, and (ii) the Termination Agreement and the Purchase Agreement, each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the description set forth under Item 1.02 above with respect to the Purchase Agreement and the offer and sale of the Shares thereunder, which is incorporated by reference into this Item 3.02. Because the Shares were offered and sold to an accredited investor in a transaction not involving a public offering, the transaction is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(2) and Rule 506 of Regulation D under the Act.

Forward-Looking Statements

This current report contains “forward-looking” statements, including, without limitation, all statements related to the transition of all Horizant product rights from GSK to XenoPort and the timing thereof; transition activities, including GSK’s conduct and funding of clinical trials; the closing of the purchase and sale of the Put Shares and the timing thereof; the terms of a future supply agreement, if any; and the further development, manufacturing and commercialization of Horizant in the United States by XenoPort following the Transition Period. Words such as “will,” “would,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to XenoPort’s dependence on GSK for further development, manufacturing and commercialization of Horizant during the Transition Period and as a potential source of supply thereafter; GSK’s ability to fund and conduct clinical trials as agreed between the parties; XenoPort’s ability to satisfy the conditions precedent to the closing of the purchase and sale of the Put Shares; XenoPort’s ability to establish sales, marketing and distribution capabilities to market Horizant following the Transition Period, or to enter into arrangements with third parties to do so, including the risk that XenoPort’s failure to establish or contract for these capabilities could interrupt, delay or otherwise adversely affect the commercialization of Horizant; and XenoPort’s cash position and need for additional capital. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Securities and Exchange Commission on October 25, 2012. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: November 13, 2012	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer